UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 25, 2014
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
As described under Item 2.01 below, on November 26, 2014, Sun Communities, Inc. (the “Company”), through its operating subsidiary Sun Communities Operating Limited Partnership ("SCOLP"), acquired 31 manufactured housing communities and associated manufactured homes and notes receivable (the closing of such acquisition being referred to herein as the “First Closing”) from Green Courte Real Estate Partners, LLC, Green Courte Real Estate Partners II, LLC, Green Courte Real Estate Partners III, LLC and certain of their affiliated entities (collectively, “Sellers”). The Company expects to acquire additional manufactured housing communities from the Sellers at a second closing in January 2015 (the “Second Closing”). The Second Closing is subject to certain customary closing conditions.
In connection with the First Closing, on November 26, 2014, the Company and the Sellers entered into (i) Amendment No. 2 to the Third Amended and Restated Limited Partnership Agreement of SCOLP (the “LPA Amendment”) and (ii) a Registration Rights Agreement (the “Registration Rights Agreement”).
Under the LPA Amendment, a new class of OP units named Series A-4 Preferred Units, which represent preferred partnership interests in SCOLP, was created and SCOLP issued 608,220 Series A-4 Preferred Units to one of the Sellers. The Series A-4 Preferred Units have economic and other rights and preferences substantially similar to those of shares of the Company’s newly-created 6.50% Series A-4 Cumulative Convertible Preferred Stock (the “Series A-4 Preferred Shares”), which are described in Item 5.03 below. Without limiting the foregoing, each Series A-4 Preferred Unit is initially exchangeable for that number of shares of common stock or common OP units obtained by dividing $25.00 by $56.25. The number of shares of common stock or common OP units into which each Series A-4 Preferred Unit is exchangeable are subject to adjustment under certain circumstances on the same basis applicable to adjustments in the conversion price for Series A-4 Preferred Shares described in Item 5.03 below.
Under the Registration Rights Agreement, the Company granted to the Sellers customary registration rights with respect to the shares of common stock and Series A-4 Preferred Shares issued in the First Closing and to be issued at the Second Closing, as well as shares of common stock issuable upon the exchange or conversion of the Series A-4 Preferred Shares, the Series A-4 Preferred Units and the common OP units in SCOLP issued in the First Closing and to be issued at the Second Closing (the “Registrable Shares”). Under the terms of the Registration Rights Agreement, subject to certain exceptions, at or prior to the Second Closing, the Company will use its best efforts to prepare and file a prospectus supplement under its existing shelf registration statement for the resale of the Registrable Shares.
The foregoing description of the Registration Rights Agreement and the LPA Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement and the LPA Amendment, copies of which are attached hereto as Exhibits 4.1 and 10.1, respectively, and the terms of which are incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 26, 2014, the Company, through its operating subsidiary SCOLP, acquired 31 manufactured housing communities and associated manufactured homes and notes receivable from the Sellers for aggregate consideration of $552.4 million, consisting of:

•	the assumption of $263.6 million of debt (as described in more detail below),

•	the payment of $220.6 million in cash,

•	the Company’s issuance of 361,797 shares of its common stock, at an issuance price of $50.00 per share,

•	SCOLP's issuance of 455,296 common OP units, at an issuance price of $50.00 per unit,

•	the Company’s issuance of 483,317 Series A-4 Preferred Shares, at an issuance price of $25.00 per share, and

•	SCOLP's issuance of 608,220 Series A-4 Preferred Units, at an issuance price of $25.00 per unit.

At the First Closing, the Company assumed $263.6 million of mortgage debt on 31 of the communities and, immediately after the First Closing, the Company refinanced approximately $100.7 million of the mortgage debt on 12 of the communities.  Proceeds from the refinancing were $152.5 million at an interest rate of 4.03% per annum and a term of 10 years.  The remaining assumed debt has a weighted average interest rate of 5.82% and a weighted average remaining term of 4.67 years.

In connection with the First Closing, the Company assumed the right of one of the Seller’s to acquire an additional manufactured home community pursuant to a binding purchase agreement. The communities acquired in the First Closing comprise over 8,900 sites in 11 states. The Company expects to acquire additional manufactured housing communities from the Sellers at the Second Closing in January 2015. The Second Closing is subject to certain customary closing conditions.

All of the securities issued to the Sellers in the First Closing are effectively subject to a six-month lock-up period from November 26, 2014, except that the securities as to which Randall K. Rowe or James R. Goldman has a direct or indirect pecuniary interest will be subject to a 12-month lock-up period from November 26, 2014.

The foregoing description of the First Closing does not purport to be complete and is subject to, and qualified in its entirety by, the full text of an Omnibus Agreement, certain Contribution Agreements and certain Membership Interest Purchase Agreements executed in connection with the First Closing, copies of which are attached hereto as Exhibits 2.1 through 2.7 and the terms of which are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

At the First Closing on November 26, 2014, the Company issued the Sellers 361,797 shares of its common stock, at an issuance price of $50.00 per share and 483,317 Series A-4 Preferred Shares, at an issuance price of $25.00 per share. Also at the First Closing on November 26, 2014, SCOLP issued one of the Sellers 455,296 of its common OP units, at an issuance price of $50.00 per unit and 608,220 Series A-4 Preferred Units, at an issuance price of $25.00 per unit. All of such securities were issued as consideration for sale by the Sellers to SCOLP of the manufactured housing communities purchased at the First Closing.

 The issuance by the Company and SCOLP of all of such securities was made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act, based upon the following: (a) the Sellers confirmed to the Company and SCOLP that they are “accredited investors” (as defined in Rule 501 of Regulation D promulgated under the Securities Act), and (b) each Seller acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act.

The description of the conversion rights applicable to Series A-4 Preferred Shares set forth in Item 5.03 below is incorporated herein by reference. The description of the exchange rights applicable to Series A-4 Preferred Units set forth in Item 1.01 above is incorporated herein by reference. Each common OP unit issued by SCOLP is exchangeable at any time (subject to certain limited exceptions) at the holder’s option for one share of the Company’s common stock.

Item 3.03	Material Modifications to Rights of Security Holders.

The issuance of the Series A-4 Preferred Shares to the Sellers affects the rights of the holders of shares of the Company’s common stock and the Company’s 7.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “7.125% Series A Preferred Stock”). The Series A-4 Preferred Shares rank junior to the 7.125% Series A Preferred Stock and senior to shares of the Company’s common stock, with respect to distribution rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up. The description of the Series A-4 Preferred Shares set forth in Item 5.03 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 25, 2014, the Company filed articles supplementary (the “Articles Supplementary”) with the Maryland Department of Assessments and Taxation designating the powers, preferences and rights of the Series A-4 Preferred Shares. The Articles Supplementary authorize 6,330,551 Series A-4 Preferred Shares. The following is a summary description of the powers, preferences and rights of the Series A-4 Preferred Shares and the general effect of the issuance of such shares on holders of shares of the Company’s common stock. The description is a summary and, as such, does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the terms and conditions of the Series A-4 Preferred Shares in the Articles Supplementary and in the Company’s charter, as amended.
The Series A-4 Preferred Shares rank, with respect to distribution rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up:

•	junior to all of the Company’s existing and future debt obligations, including convertible or exchangeable debt securities;

•
senior to shares of the Company’s common stock, to the Company’s Junior Participating Preferred Stock, $0.01 par value per share, and to any other equity securities the Company may authorize or issue in the future that by their terms rank junior to the Series A-4 Preferred Shares;

•
on a parity with any other class or series of shares of the Company’s preferred stock or other equity securities that the Company may authorize or issue in the future and that by their terms are on a parity with the Series A-4 Preferred Shares (which the Company may only authorize with the affirmative vote of the holders of a majority of the Series A-4 Preferred Shares); and

•
junior to the Company’s 7.125% Series A Preferred Stock and any equity securities that the Company may later authorize and that by their terms rank senior to the Series A-4 Preferred Shares (which the Company may only authorize with the affirmative vote of the holders of a majority of the Series A-4 Preferred Shares).

Holders of the Series A-4 Preferred Shares will be entitled to receive cumulative cash distributions on the Series A-4 Preferred Shares from the date of issuance at a rate of 6.50% per year of the $25.00 liquidation preference per share (equivalent to $1.625 per share per year). Upon the occurrence of a Fundamental Change (as defined below), from and after such Fundamental Change the distribution rate on the Series A-4 Preferred Shares will be increased to an annual rate equal to the greater of (i) 10.00%, and (ii) 8.00% above the then-published (in the Wall Street Journal) U.S. Treasury maturing on the date closest to the five year anniversary of the date the Fundamental Change occurs. Distributions on the Series A-4 Preferred Shares are payable quarterly in arrears on the last day of March, June, September and December of each year, or if not a business day, the next succeeding business day. The first distribution on the Series A-4 Preferred Shares will be paid on December 31, 2014, and will be pro-rated for the period between the issuance of the Series A-4 Preferred Shares and December 30, 2014. Subject to certain limited exceptions, unless full cumulative distributions on the Series A-4 Preferred Shares for all past distribution periods have been or contemporaneously are declared and paid in cash or declared and contemporaneously a sum sufficient to pay them in full in cash is set apart for payment, the Company will not authorize, declare, pay, set apart for payment or otherwise make any distributions on (other than a distribution paid in common stock or in any other class of shares ranking junior to the Series A-4 Preferred Shares as to distributions and upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, or options, warrants or rights to subscribe for or purchase common stock or such junior shares), or redeem, purchase or otherwise acquire for any consideration (or pay or make available any monies for a sinking fund for the redemption of any such shares) any shares of common stock or any other series of preferred stock ranking junior to or on parity with the Series A-4 Preferred Shares as to distributions and upon the Company’s voluntary or involuntary liquidation, dissolution or winding up.
A “Fundamental Change” means that either of the following events shall have occurred and is continuing:

•	the Company’s common stock ceases to be listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ; or

•
(x) the acquisition by any “person” or “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company’s common stock entitling that person or group to exercise more than 50% of the total voting power of all shares of the Company’s common stock entitled to vote generally in the election of the Company’s directors (except that such person or group shall be deemed to have beneficial ownership of all securities that such person or group has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and (y) following the closing of any transaction referred to in clause (x) above, neither the Company’s nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs, the record holders of the Series A-4 Preferred Shares will be entitled to be paid out of the Company’s assets legally available for distribution to the Company’s stockholders, after payment of or provision for the Company’s debts and other liabilities, a liquidation preference of $25.00 per Series A-4 Preferred Share, plus an amount equal to any accrued and unpaid distributions (whether or not authorized or declared) to the date of payment to such holders, before any distribution or payment may be made to holders of shares of the Company’s common stock or any other class or series of shares ranking junior to the Series A-4 Preferred Shares as to liquidation rights, but after any distributions or payments are made to holders of shares of the 7.125% Series A Preferred Stock, and any other class or series of stock the Company may authorize and designate in the future that rank senior to the Series A-4 Preferred Shares with respect to such liquidating distributions.

Holders of Series A-4 Preferred Shares generally will have no voting rights. However, if a Preferred Distribution Default (as defined below) occurs, the holders of the Series A-4 Preferred Shares, voting together as a single class with the holders of any other class or series of preferred stock which have similar voting rights and rank on parity with the Series A-4 Preferred Shares, will be entitled to vote for the election of two additional directors to serve on the Company’s board of directors until the Preferred Distribution Default is cured. The holders of the Series A-4 Preferred Shares and the holders of any other class or series of preferred stock with applicable voting rights must vote for such persons as are selected by a plurality of the votes cast at a separate meeting of the holders of the Series A-4 Preferred Shares, any such other class or series of the Company’s preferred stock, the Series A-4 Preferred Units issued by SCOLP and any other OP units issued by SCOLP that are on a parity with the Series A-4 Preferred Units. In addition, the affirmative vote of the holders of a majority of the Series A-4 Preferred Shares is required for the Company to: (a) amend, alter, supplement or repeal any of the provisions of its charter (including the Articles Supplementary) in a manner that adversely affects the powers, rights, privileges or preferences of the Series A-4 Preferred Shares or the holders of the Series A-4 Preferred Shares; or (b) authorize, create or issue any additional shares of capital stock, or reclassify any existing shares of capital stock into shares, ranking senior to or on parity with the Series A-4 Preferred Shares as to distributions and upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, except that the Company may authorize, create and issue: (i) senior shares of capital stock in connection with a subsequent public offering of preferred stock by it, and (ii) any class or series of capital stock expressly designated to rank on parity with the Series A-4 Preferred Shares with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, so long as at the time of the issuance the leverage ratio (as defined in the Company’s primary credit facility agreement from time to time) is less than 68.50% (or such other percentage as set forth in the credit facility agreement in which the leverage ratio is defined) and full cumulative distributions on the Series A-4 Preferred Shares for all past distribution periods ending on or prior to such date have been or contemporaneously are declared and paid in cash or declared and contemporaneously a sum sufficient to pay them in full in cash is set apart for payment.
A “Preferred Distribution Default” will exist if for six or more quarterly periods (whether or not consecutive), full cumulative distributions are not paid on:

•	the Series A-4 Preferred Shares,

•
any series of preferred stock ranking on parity with the Series A-4 Preferred Shares as to rights to receive distributions and to participate in distributions or payments in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company,

•	the Series A-4 Preferred Units, or

•
any class or series of OP units issued by SCOLP that rank on parity with the Series A-4 Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of SCOLP.

The Series A-4 Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption requirements.

If a Fundamental Change occurs, then at any time after November 26, 2019, the Company or the holders of the Series A-4 Preferred Shares may cause the Series A-4 Preferred Shares to be redeemed for cash at a redemption price equal to the sum of the greater of (i) the amount that the Series A-4 Preferred Shares would have received in the Fundamental Change if they had been converted into shares of the Company’s common stock or (y) $25.00 per share, plus (ii) any accrued and unpaid distributions thereon to, but not including, the redemption date. If the Company or a holder exercises the redemption rights relating to the Series A-4 Preferred Shares, the holders of those Series A-4 Preferred Shares will not have the conversion right described below.

Subject to certain limitations, upon written notice to the Company, each holder of shares of Series A-4 Preferred Shares at its option may convert any or all of the Series A-4 Preferred Shares held by it for that number of shares of the Company’s common stock equal to the quotient obtained by dividing $25.00 by the then-applicable conversion price. The initial conversion price is $56.25, so initially each Series A-4 Preferred Share is convertible into approximately 0.4444 shares of common stock. The conversion price is subject to adjustment upon various events, as described in the Articles Supplementary. At the Company’s option, instead of issuing the shares of common stock to the converting holder of Series A-4 Preferred Shares as described above, the Company may make a cash payment to the converting holder with respect to each Series A-4 Preferred Share the holder desires to convert equal to the fair market value of one share of the Company’s common stock.

If, at any time after November 26, 2019, the volume weighted average of the daily volume weighted average price of a share of the Company’s common stock on the NYSE equals or exceeds 115.5% of the then prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, then, within 10 days thereafter, upon written notice to the holders thereof, the Company may convert each outstanding Series A-4 Preferred Share into that number of shares of common stock equal to the quotient obtained by dividing $25.00 by the then prevailing conversion price.

The foregoing description of the Articles Supplementary and the Series A-4 Preferred Shares does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Articles Supplementary, a copy of which is attached hereto as Exhibit 3.1 and the terms of which are incorporated by reference herein. A form of certificate evidencing the Series A-4 Preferred Shares is attached as Exhibit 4.2 hereto, and is incorporated herein by reference.

Item 8.01	Other Events.

On November 26, 2014, the Company issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing the First Closing.  The information contained in this Item 8.01 on Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description	Method of Filing
2.1
Omnibus Agreement, dated July 30, 2014, by and among Green Courte Real Estate Partners, LLC, GCP REIT II, GCP REIT III, American Land Lease, Inc., Asset Investors Operating Partnership, L.P., Sun Communities, Inc., Sun Communities Operating Limited Partnership and Sun Home Services, Inc. *
Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014
2.2	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014
2.3	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014
2.4	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014
2.5	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014
2.6	Membership Interest Purchase Agreement, dated July 30, 2014, between Asset Investors Operating Partnership, L.P. and Sun Communities Operating Limited Partnership*	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014
2.7	Membership Interest Purchase Agreement, dated July 30, 2014, between GCP REIT III and Sun Communities Operating Limited Partnership*	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014
3.1	Articles Supplementary designating 6.50% Series A-4 Cumulative Convertible Preferred Stock dated November 25, 2014	Filed herewith.
4.1	Registration Rights Agreement dated November 26, 2014, among Sun Communities, Inc. and the holders of Registrable Shares	Filed herewith.
4.2	Form of certificate evidencing 6.50% Series A-4 Cumulative Convertible Preferred Stock	Filed herewith.
10.1	Amendment No. 2 dated November 26, 2014, to the Third Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership	Filed herewith.
99.1	Press Release dated November 26, 2014	Filed herewith.

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: December 2, 2014	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
2.1
Omnibus Agreement, dated July 30, 2014, by and among Green Courte Real Estate Partners, LLC, GCP REIT II, GCP REIT III, American Land Lease, Inc., Asset Investors Operating Partnership, L.P., Sun Communities, Inc., Sun Communities Operating Limited Partnership and Sun Home Services, Inc. *
Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014
2.2	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014
2.3	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014
2.4	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014
2.5	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014
2.6	Membership Interest Purchase Agreement, dated July 30, 2014, between Asset Investors Operating Partnership, L.P. and Sun Communities Operating Limited Partnership*	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014
2.7	Membership Interest Purchase Agreement, dated July 30, 2014, between GCP REIT III and Sun Communities Operating Limited Partnership*	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K dated July 30, 2014
3.1	Articles Supplementary designating 6.50% Series A-4 Cumulative Convertible Preferred Stock dated November 25, 2014	Filed herewith.
4.1	Registration Rights Agreement dated November 26, 2014, among Sun Communities, Inc. and the holders of Registrable Shares	Filed herewith.
4.2	Form of certificate evidencing 6.50% Series A-4 Cumulative Convertible Preferred Stock	Filed herewith.
10.1	Amendment No. 2 dated November 26, 2014, to the Third Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership	Filed herewith.
99.1	Press Release dated November 26, 2014	Filed herewith.

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Commission.